SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 22, 2004

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

United Rentals, Inc., entered into a Sale-Leaseback Commitment Agreement with CNLRS Acquisitions, Inc. (“CNLRS”) effective December 22, 2004. Pursuant to this agreement,

1.	On December 22, 2004, we sold to CNLRS, and simultaneously leased back, 10 properties having a collective value of approximately $24 million.

2.	During 2005, we may, at our sole option, require CNLRS to enter into additional sale-leaseback transactions with us. However, we may not require CNLRS to purchase from us more than $75 million of properties in the aggregate (including the properties already purchased as described above).

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1	Form of Sale-Leaseback Commitment Agreement between CNLRS Acquisitions, Inc., and United Rentals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of December, 2004.

UNITED RENTALS, INC.

By:	/s/ JOHN N. MILNE
Name:	John N. Milne
Title:	President and Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ JOHN N. MILNE
Name:	John N. Milne
Title:	President and Chief Financial Officer